UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 18, 2002

                       DIGITAL COURIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-20771                87-0461586
            --------                      -------                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                           Identification Number)


348 East 6400 South, Suite 220, Salt Lake City, Utah          95035
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (801) 266-5390

                                       N/A
          (Former Name or Former Address if Changed Since Last Report)




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Item 5.  Other Events and Regulation FD Disclosure

Marshall Settlement
-------------------

On March 18, 2002, Digital Courier Technologies, Inc. ("DCTI" or the "Company"), Donald J. Marshall and Nautilus Management, Ltd., an entity wholly-owned and controlled by Mr. Marshall ("Nautilus" or, together with Mr. Marshall, "Marshall") entered into an amendment (the "Amendment") of the Settlement and Release Agreement (the "Settlement Agreement") previously entered into among them on October 16, 2001 to resolve a dispute regarding an allegation by Mr. Marshall that the Company had breached the Settlement Agreement, which the Company denies, and to make certain desired changes to the original terms of the Settlement Agreement.

This matter began in connection with litigation brought by Mr. Marshall against the Company in 2001, primarily regarding the Company's alleged failure to register certain stock held by Mr. Marshall. On October 16, 2001, the Company entered into a settlement agreement with Mr. Marshall (the "Settlement Agreement") to resolve the litigation. As part of the settlement, the Company issued to Mr. Marshall 3,500,000 shares of common stock and Mr. Marshall granted an irrevocable proxy to the Company's current Chairman and Chief Executive Officer to vote the shares for a period of up to three years. In addition, the Company agreed to pay Mr. Marshall $800,000 in quarterly installments (the "Cash Payment"), beginning with the quarter ending December 31, 2001, based upon a percentage of the Company's earnings before taxes, depreciation and amortization, if any, during each quarter. DCTI agreed to make all payments by October 2004 with annual interest at 15% accruing beginning in 2003. To assure payment, the Company also executed a confession of judgment, which may not be entered absent a default under the Settlement Agreement, in the amount of $7,500,000. The Company also modified a prior consulting agreement with Mr. Marshall.

In February 2002, Mr. Marshall asserted that DCTI had defaulted with respect to its obligation to pay the Cash Payment. Specifically, Mr. Marshall asserted that DCTI failed to remit to him the required quarterly payment after due notice and after the expiration of the cure period specified in the Settlement Agreement. DCTI disputes all of Mr. Marshall's assertions.

In order too resolve this dispute, DCTI and Mr. Marshall entered into the Amendment which provides as follows:

o Mr. Marshall waives any rights accruing to him as a result of any alleged prior default by DCTI with respect to the Cash Payment obligation under the Settlement Agreement.

o In consideration of Mr. Marshall's waiver, DCTI is required to pay to Mr. Marshall a concession fee of $136,000, of which $36,000 was paid on March 20, 2002 and $100,000 is payable by delivery to Mr. Marshall of 1,428,571 shares of DCTI's restricted common stock issued in the name of Nautilus within ten (10) business days after the date of the Amendment. The certificates are to be dated prior to March 15, 2002.

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o        DCTI  and  Mr.  Marshall  will  negotiate  in  good  faith  a  mutually acceptable joint defense agreement regarding the case captioned Ameropa Ltd. v. Digital Courier Technologies, Inc. et al., Case No. BC240619, currently pending in the Superior Court of the State of California for the County of Los Angeles. The Ameropa Ltd. litigation involves allegations by Ameropa Ltd., a holding company, that DCTI purchased a
         company  in  which  Ameropa's   assignors  had  an  interest,   without
         compensating those assignors. DCTI disputes Ameropa's allegations and intends to vigorously defend itself.

o The $800,000 Cash Payment will be payable to Mr. Marshall, without interest, at the rate of $3,500 on the fifth day and twentieth day of each month (for an aggregate monthly payment of $7,000) commencing with May 5, 2002 until the earlier of (i) the date DCTI has paid to Mr. Marshall the full Cash Payment, or (ii) March 31, 2006, on which date the entire remaining unpaid balance of the Cash Payment will become immediately due and payable.

o The remaining unpaid balance of the Cash Payment will accelerate and become immediately due and payable whenever (1) DCTI sells all or substantially all of its assets (2) DCTI completes any merger pursuant to which the owners of DCTI's common stock prior to such transaction do not own in excess of 50% of the voting capital stock of the surviving entity, (3) DCTI repurchases in excess of 50% of its outstanding capital stock, (4) DCTI issues voting capital stock in any transaction or series of transactions within any six month period as a result of which the holders of DCTI's voting capital stock before such transaction or series of transactions hold less than 50% of DCTI's voting capital stock after such transaction, (5) a majority of DCTI's board of directors is replaced other than by voluntary action of such board of directors, or (6) upon the occurrence of any event of default under the Amendment.

o Upon an event of default as defined in the Amendment, which includes defaults in the payment by DCTI of amounts due to Mr. Marshall and other customary contractual default provisions, any unpaid balance of the Cash Payment begins to accrue simple interest at the rate of 1.5% per month until paid in full, and Mr. Marshall may convert all or any portion of the then unpaid balance of the Cash Payment plus any accrued and unpaid interest into shares of DCTI common stock. The number of shares issuable upon conversion will be determined by dividing the dollar amount to be so converted by the lesser of (A) $0.07 per share, or (B) the average closing bid price of DCTI's common stock as quoted on any nationally recognized quotation service for the 20 trading days immediately preceding the date of such conversion.

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o        Until the Cash Payment has been paid in full,  Mr.  Marshall shall have the right to name one person, other than himself, to serve as a member of DCTI's Board of Directors.

New Director
------------

Also, on March 18, 2002, DCTI's Board of Directors elected Denis Yaro to fill an existing vacancy. From October 1999 to June 2001, Mr. Yaro was President and Chief Operating Officer of Conducent. From January 1996 to October 1999, Mr. Yaro was with CyberCash in various capacities, including Vice President, Product Development, Executive Vice President, Products and Operations and Executive Vice President, Strategic Business Development. From May 1989 to July 1995, Mr. Yaro was with - Sun Microsystems, in various capacities, including Director, Network Management, Vice President/General Manager, SunConnect, Sun's networking products business unit, and Vice President/General Manager, SunSoft Enterprise Management business unit. Mr. Yaro has a B.A. in Mathematics from St. John's College. The Company will submit the nomination of Mr. Yaro to the stockholders for election at the upcoming annual meeting of stockholders.

Forward-Looking Statements
--------------------------

Statements regarding the Company's expectations as to future revenue from its business strategy, and certain other statements presented herein, constitute forward-looking information within the meaning of the Private Securities
Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations. In addition to matters affecting the Company's industry generally, factors which could cause actual results to differ from expectations include, but are not limited to risks relating to the Company's continued ability to create or acquire products and services that customers will find attractive and the potential for increased competition which could affect pricing and profitability. Please see the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K on file with the Securities and Exchange Commission for further information concerning such factors.

Solicitation Disclosure
-----------------------

In connection with certain of the above-described transactions, Digital Courier Technologies, Inc. intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission

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concerning  Digital Courier  Technologies,  Inc., at the Securities and Exchange
Commission's web site at http://www.sec.gov. Security holders of Digital Courier Technologies, Inc. may also obtain for free the proxy statement and other documents filed by Digital Courier Technologies, Inc. with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Evan Levine, Interim Chief Executive Officer, Digital Courier Technologies, Inc., 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107 telephone: (801) 266-5390.

Digital Courier Technologies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital Courier Technologies, Inc. stockholders with respect to the upcoming annual meeting of stockholders. Information regarding these directors and executive officers, including their ownership of Digital Courier Technologies, Inc. common stock, will be contained in Digital Courier Technologies, Inc.'s definitive proxy statement relating to the meeting.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 26, 2002           DIGITAL COURIER TECHNOLOGIES, INC.

                                By: /s/ James J. Condon
                                -----------------------
                                        James J. Condon
                                        Chairman of the Board


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                                  Exhibit Index

Exhibit Number    Description
--------------    -----------

4 Amendment No. 1 to Settlement and Release Agreement dated as of March 18, 2002, by and among Digital Courier Technologies, Inc., Donald J. Marshall, and Nautilus Management, Ltd.




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